Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the annual report of China INSOnline Corp. (“Registrant”) on Form 10-K for the fiscal year ended June 30, 2010 (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2006, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: October 13, 2010

/s/Zhenyu Wang
Zhenyu Wang Chief Executive Officer (Principal Executive Officer)

/s/Mingfei Yang
Mingfei Yang Chief Financial Officer (Principal Financial and Accounting Officer)